SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 28, 2003

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(i)	On May 28, 2003, McGladrey & Pullen LLP (“McGladrey”) resigned as the independent accountants of the registrant.

(ii)	During the two most recent fiscal years and the interim period, subsequent to December 31, 2002, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey’s satisfaction, would have caused McGladrey to make reference to the subject matter of the disagreement(s) in connection with its report.

(iii)	The report issued by McGladrey on Commonwealth Biotechnologies, Inc. for the fiscal years December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, but did contain an explanatory paragraph expressing uncertainty as to the registrant’s ability to continue as a going concern.

(iv)	During the two most recent fiscal years and the interim period subsequent to December 31, 2002, none of the events described in Regulation S-B Item 301(a)(1)(iv) occurred.

(v)	On June 4, 2003, Commonwealth Biotechnologies, Inc. delivered a copy of the disclosures it is making in response to this Item 4 of Form 8-K, and requested that McGladrey furnish the Securities and Exchange Commission with a letter stating whether or not McGladrey agrees with such disclosures.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D. President and Chief Executive Officer

Dated: June 4, 2003

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